SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2015

YODLEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36639	33-0843318
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3600 Bridge Parkway, Suite 200

Redwood City, California 94065

(Address of principal executive offices)

(650) 980-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2015, Yodlee, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Envestnet, Inc., a Delaware corporation (“Parent”), and Yale Merger Corp., a Delaware corporation (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Set out below is a summary of the principal terms of the Merger Agreement:

Effect of Merger on the Company’s Common Stock, Stock Options and Restricted Stock Units

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:

•	Common Stock. Each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the effective time (the “Company Common Stock”) (except for (i) shares of Company Common Stock as to which the holders thereof have not voted in favor of the Merger or consented thereto in writing and have demanded appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law and have not effectively withdrawn or lost their rights to appraisal and (ii) shares of Company Common Stock owned by the Company as treasury stock or owned by Parent or any direct or indirect wholly owned subsidiary of Parent will be cancelled and converted into the right to receive, (A) $10.78 in cash (the “Per Share Cash Consideration”) and (B) the number of validly issued, fully paid and non-assessable shares of common stock, par value $0.005 per share, of Parent (the “Parent Common Stock”) determined by dividing $8.10 by the volume weighted average of the sales price per share of Parent Common Stock for the ten full trading days ending on and including the second full trading day prior to the closing of the Merger, subject to adjustment pursuant to the terms and conditions of the Merger Agreement (such volume weighted average of the sales price per share of Parent Common Stock, the “Parent Stock Value” and such number of shares of Parent Common Stock, the “Per Share Stock Consideration”). However, if the Parent Stock Value is less than $39.006, then the Parent Stock Value will be equal to $39.006 and if the Parent Stock Value is greater than $47.674, then the Parent Stock Value will be equal to $47.674.

To the extent that the sum of the aggregate number of shares of Parent Common Stock issuable as part of the aggregate Per Share Stock Consideration plus the maximum number of Parent Common Stock issuable, including shares of restricted stock and shares of Parent Common Stock subject to restricted stock awards of Parent issuable pursuant to the treatment of the Company’s restricted stock units set forth below (the “Total Stock Amount”), would be equal to or greater than 19.9% of the shares of Parent Common Stock outstanding as of immediately prior to the effective time (the “Stock Threshold”), the Per Share Stock Consideration will be decreased to the minimum extent necessary, such that the Total Stock Amount will not exceed the Stock Threshold. The Per Share Stock Consideration will also be increased by an amount equal to the product of the amount of such reduction in the Per Share Stock Consideration multiplied by the Parent Stock Value; provided that (i) the aggregate Per Share Consideration in no event be increased by greater than $32,000,000 and (ii) the Total Stock Amount in no event exceeds the Stock Threshold.

•	Stock Options. Each vested and exercisable stock option granted under any of the Company equity plans that remains outstanding as of immediately prior to the closing of the Merger (the “Vested Stock Options”), including options that will vest as of the closing of the Merger, will be exercised immediately prior to the closing of the Merger in a cashless net exercise with shares of Company Common Stock that would otherwise be received on the exercise of such Vested Stock Option being retained by the Company to cover the exercise price and any applicable tax withholding obligations and to issue the net number of shares of Company Common Stock upon such net exercise to the holder of such Vested Stock Option. As of the effective time, each such share of Company Common Stock will be converted into the right to receive the Per Share Cash Consideration and Per Share Stock Consideration pursuant to the terms and conditions of the Merger Agreement. All stock options granted pursuant to the Company equity plans, other than Vested Stock Options, that remain outstanding as of immediately prior to the closing of the Merger (the “Unvested Stock Options”) will be assumed and converted into awards of restricted shares of Parent Common Stock pursuant to the terms and conditions of the Merger Agreement. The restricted shares of Parent Common Stock received in connection with the assumption and conversion of such Unvested Stock Option will vest proportionally on the same dates and subject to the same terms and conditions generally of each applicable Unvested Stock Option.

•	Restricted Stock Units. All outstanding restricted stock units granted pursuant to the Company equity plans (the “Unvested RSUs”) will be assumed and converted into awards of restricted shares of Parent Common Stock pursuant to the terms and conditions of the Merger Agreement. The restricted shares of Parent Common Stock received in connection with the assumption and conversion of such Unvested RSU will vest proportionally on the same dates and subject to the same terms and conditions generally of each applicable Unvested RSU.

Financing by Parent

Parent has secured committed financing, consisting of debt financing expected to be arranged by BMO Capital Markets Corp., the aggregate proceeds of which, together with cash or other sources of immediately available funds of Parent prior to the closing of the Merger, will be sufficient for Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement and to pay related fees and expenses. The financing commitments are subject to customary closing conditions.

Representations, Warranties and Covenants

The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants by the Company to:

•	call and hold a shareholder meeting to adopt the Merger Agreement;

•	have its Board of Directors recommend that the Company’s shareholders adopt the Merger Agreement (subject to certain exceptions that permit the Company’s Board of Directors to take certain actions required by its fiduciary duties);

•	refrain from initiating, soliciting, knowingly encouraging or knowingly facilitating inquiries or proposal with respect to, engaging or participating in any negotiations with any person concerning or providing any confidential or nonpublic information or data to, or participating in in any discussions with, any person relating to, any of certain acquisition proposals (subject to certain exceptions that permit the Company’s Board of Directors to take actions required by their fiduciary duties);

•	cooperate with and assist Parent in arranging any bank debt financing or any capital markets debt financing for the purposes of financing Parent’s payment of any amounts contemplated by the Merger Agreement; and

•	conduct its business in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the effective time and to refrain from certain kinds of transactions during that period.

In addition, Parent has agreed to take all appropriate action, such that, as of the effective time, Anil Arora, the Company’s President, Chief Executive Officer and director of its Board of Directors, will be appointed as a director and Vice Chair of Parent’s Board of Directors.

Conditions to Closing of the Merger

The closing of the Merger is subject to customary closing conditions, including:

•	adoption of the Merger Agreement by the Company’s shareholders;

•	listing of Parent Common Stock issuable pursuant to the Merger Agreement on the New York Stock Exchange;

•	absence of any law or order prohibiting the consummation of the Merger; and

•	expiration or termination of the applicable Hart-Scott-Rodino waiting period.

Termination of the Merger Agreement

The Merger Agreement contains customary termination provisions, including the right of the Company to terminate the Merger Agreement if its Board of Directors receives any of certain superior proposals or if any of certain intervening events occurs and otherwise complies with certain terms of the Merger Agreement. Parent will be entitled to a fee of approximately $17.8 million payable by the Company in the event (i) Parent terminates the Merger Agreement involving a change in the recommendation of the Company’s Board of Directors or a breach of the Company’s covenant to refrain from soliciting any of certain acquisition proposals or (ii) the Company terminates the Merger Agreement due to its Board of Directors’ receiving any of certain superior proposals.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Boards of Directors of the Company and Parent have unanimously approved the Merger and the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement.

On August 10, 2015, Parent and the Company issued a joint press release announcing the entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the parties’ entry into the Merger Agreement, funds affiliated with Warburg Pincus have entered into a voting agreement (the “Voting Agreement”), pursuant to which they have agreed to vote their shares of Company Common Stock, including shares of Company Common Stock acquired from the exercise, conversion or vesting of Company equity awards, in favor of the adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement (whether or not recommended by the Company’s Board of Directors), against any action or agreement upon which the Company calls its stockholders to vote or consent in breach of the Merger Agreement, and against any of certain acquisition proposals or any proposals for recapitalization, reorganization, liquidation, dissolution, merger, sale of all or substantially of the Company’s assets or other business combination that would reasonably be expected to impede, interfere with, delay or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. Shares of Company Common Stock held by such funds affiliated with Warburg Pincus represent, in the aggregate, approximately 26.9% of the shares of the Company Common Stock outstanding as of July 31, 2015. Pursuant to its terms, the Voting Agreement will terminate concurrently with any lawful termination of the Merger Agreement. The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Additional Information about this Transaction

In connection with the Merger, Parent intends to file a registration statement on Form S-4, which will include a preliminary prospectus and related materials to register the shares of Parent Common Stock issuable in the Merger, and Parent and the Company intend to file a joint proxy statement/prospectus and other documents concerning the Merger with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY AND THE MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when they are available) and any other documents filed by Parent and the Company with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting Parent’s Investor Relations at investor.relations@envestnet.com or by telephone at (312) 827-3940 or by contacting the Company’s Investor Relations at http://ir.yodlee.com/contactus.cfm or by telephone at (650) 980-3600. The content of any website referenced above is not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in this Transaction

Each of Parent and the Company and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Parent or the Company security holders in connection with the Merger will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information regarding the Company’s executive officers and directors is included in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on April 10, 2015, and information regarding Parent’s executive officers and directors is included in Parent’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on April 13, 2015. Copies of the foregoing documents may be obtained as provided above. Certain executive officers and directors of Parent and the Company have interests in the transaction that may differ from the interests of Parent and Company stockholders generally. These interests will be described in the joint proxy statement/prospectus when it becomes available.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this document are forward-looking statements about the benefits of the transaction involving Parent and the Company, including future financial and operating results and the combined company’s plans, objectives, expectations and intentions. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. These risks and uncertainties include the ability of the parties to complete the Merger; the parties’ ability to obtain regulatory approvals of the Merger on the contemplated terms and schedule; the failure of our shareholders to approve the transaction; the impact of the announcement of, or failure to complete, the Merger on our relationships with suppliers, customers and employees; and potential or actual litigation.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time. Such statements are subject to change, and we do not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K, as amended, and quarterly reports on Form 10-Q filed with the SEC, particularly the section entitled “Risk Factors,” for a more complete discussion of these and other risks and uncertainties.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2015, the Company’s Board of Directors approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new Article XI that designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of August 10, 2015, by and among Yodlee, Inc., Yale Merger Corp. and Envestnet, Inc.

3.1	Amendment to the Amended and Restated Bylaws of Yodlee, Inc.

99.1	Joint press release issued by Envestnet, Inc. and Yodlee, Inc., dated August 10, 2015.

99.2	Voting Agreement, dated as of August 10, 2015, by and among Envestnet, Inc., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I and WP-WP VIII Investors, L.P.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YODLEE, INC.
Date: August 10, 2015
	By:	/s/ Michael Armsby
Michael Armsby
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 10, 2015, by and among Yodlee, Inc., Yale Merger Corp. and Envestnet, Inc.

3.1	Amendment to the Amended and Restated Bylaws of Yodlee, Inc.

99.1	Joint press release issued by Envestnet, Inc. and Yodlee, Inc., dated August 10, 2015.

99.2	Voting Agreement, dated as of August 10, 2015, by and among Envestnet, Inc., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I and WP-WP VIII Investors, L.P.